Exhibit 99.1

AST SpaceMobile Announces Agreement for Long-Term Access to up to 45 MHz of Premium Lower Mid-Band Spectrum in the United States for Direct-to-Device Satellite Applications

With existing 3GPP spectrum strategy and new lower mid-band satellite spectrum access, AST SpaceMobile could maximize the potential of its growing in-orbit network, expanding subscriber capacity while enabling peak data transmission speeds up to 120 Mbps to everyday smartphones everywhere in the continental United States

Agreement would pair AST SpaceMobile’s largest-ever commercial communication arrays deployed in low Earth orbit and planned nationwide low-band network with up to an additional 45 MHz of lower mid-band satellite spectrum capabilities, the largest available block of high-quality nationwide spectrum in the United States

MIDLAND, TX, January 6, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced an agreement for long-term access to up to 45 MHz of lower mid-band spectrum in the United States for direct-to-device satellite applications.

This agreement, when consummated, will add additional capabilities to AST SpaceMobile’s technology and space-based network, based on the largest-ever communications arrays deployed in low Earth orbit, pairing existing plans for the continental United States on low-band spectrum, which offers superior penetration and coverage characteristics, with access to up to 45 MHz of lower mid-band spectrum, the largest available block of high-quality nationwide spectrum in the United States.

“Adding premium lower mid-band spectrum access in the United States to the AST SpaceMobile network gives us long-term access to a large block of a scarce resource, significantly enhancing our planned space-based cellular broadband offering,” said Abel Avellan, Chairman and CEO at AST SpaceMobile. “Alongside the previously announced 850 MHz nationwide network plans, access to the largest available block of high-quality nationwide spectrum will position us to deliver on our goal of peak data transmission speeds up to 120 Mbps, together with our mobile network operator partners, to enable a true broadband experience directly from space to everyday smartphones.”

The binding Restructuring Support Agreement among Ligado Networks (“Ligado”), holders of approximately 88% of the funded indebtedness of Ligado, and AST SpaceMobile provides that, as part of Ligado’s ongoing restructuring, AST SpaceMobile will receive long-term spectrum usage rights for 80+ years to up to 40 MHz of L-Band MSS spectrum in the United States and Canada held by Ligado, plus access to an additional 5 MHz in the 1670-1675 MHz Band in the United States (the “Transaction”). The Transaction is subject to the entry into definitive documentation, which is expected to occur during the first half of 2025.

Upon execution of definitive documentation, Ligado will receive approximately 4.7 million penny warrants convertible into AST SpaceMobile Class A shares, subject to a 12-month lock-up. Upon closing of the Transaction, which will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum, and other closing conditions, Ligado will receive additional consideration of approximately $550 million. To support this consideration, AST SpaceMobile has received a $550 million institutional financing commitment, to finance a planned wholly owned special-purpose vehicle (“SPV”) in the form of a non-recourse senior-secured delayed-draw term loan facility, subject to satisfactory diligence and customary closing conditions. Upon closing of the Transaction, AST SpaceMobile would further pay approximately $80 million annually for spectrum usage rights and provide Ligado with long-term net revenue sharing rights. The closing of the Transaction will be subject to satisfactory conclusion of Ligado’s restructuring.

UBS Securities LLC is acting as exclusive financial advisor to AST SpaceMobile and Freshfields and Sullivan & Cromwell are acting as legal counsel to AST SpaceMobile.

In September 2024, AST SpaceMobile launched its first five commercial BlueBird satellites into low Earth orbit, each the largest-ever commercial communications arrays deployed into low Earth orbit, reaching approximately 700 square feet in size. These initial satellites will offer non-continuous cellular broadband service across the United States and in select markets globally and will target approximately 100% nationwide coverage from space with over 5,600 coverage cells in the United States. The next-generation Block 2 BlueBirds featuring up to 2,400 square-foot communications arrays, are designed to deliver up to 10 times the bandwidth capacity of the BlueBird satellites in orbit, enabling peak data transmission speeds of up to 120 Mbps, supporting voice, full data, and video applications, and other native cellular capabilities.

During 2024, AST SpaceMobile secured additional strategic investment from AT&T, Verizon, Google and Vodafone, and several contract awards with the United States Government, directly and through prime contractors. The company has agreements with more than 45 mobile network operators globally, which have over approximately 2.8 billion existing subscribers total, including Vodafone Group, AT&T, Verizon, Rakuten Mobile, Bell Canada, Orange, Telefonica, TIM, Saudi Telecom Company, Zain KSA, Etisalat, Indosat Ooredoo Hutchison, Telkomsel, Smart Communications, Globe Telecom, Millicom, Smartfren, Telecom Argentina, MTN, Telstra, Africell, Liberty Latin America and others. AT&T, Verizon, Vodafone, Google, Rakuten, American Tower, Cisneros Group and Bell Canada are also existing investors in AST SpaceMobile.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation and execution of definitive agreements with Ligado and/or other mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings involving AST SpaceMobile or Ligado, including any bankruptcy proceedings; and (vii) other risks and uncertainties indicated in AST SpaceMobile’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-Q filed with the SEC on November 14, 2024 and AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

No assurance can be provided that the Transaction will be consummated or that the related financing will be disbursed. The Transaction and the disbursement of the related financing are subject to a number of conditions, including the entry into definitive documentation and the satisfaction of the closing conditions to be specified in such definitive documentation. In addition, Ligado’s ongoing bankruptcy proceedings present risks that the Transaction will not be consummated, including the risk that the Transaction will be abandoned before definitive documentation is approved by the bankruptcy court. Moreover, even if the Transaction is consummated, the benefits of the Transaction will be subject to integration, technology and regulatory risks, as well as the risks to AST SpaceMobile referenced in the preceding paragraph.

AST SpaceMobile intends to file publicly with the SEC, on Form 8-K within the next four business days, a copy of the Restructuring Support Agreement, including the term sheet that is part of the Restructuring Support Agreement and sets forth the terms of the Transaction. The description of the Transaction contained in this press release is subject to the more complete description that will be available in such Form 8-K and the exhibit thereto.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-Q filed with the SEC on November 14, 2024, and Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com